                                    Exhibit 99.1

CUSTOM TRUCK ONE SOURCE TO ANNOUNCE SECOND QUARTER 2021 RESULTS

KANSAS CITY, Mo., – August 3, 2021 – Custom Truck One Source, Inc. (NYSE: CTOS) today announced it will release second quarter 2021 earnings results after the market close on Thursday, August 12, 2021.

Management will discuss the results on a conference call at 5:00 pm ET on Thursday, August 12th, 2021. The webcast and a presentation of financial information will be publicly available at investors.customtruck.com. To listen by phone, please dial 1-800-920-2986 or 1-212-231-2939. A replay of the call will be available until midnight, Thursday, August 19th, 2021, by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 21996430.

ABOUT CUSTOM ONE TRUCK ONE SOURCE
Custom Truck One Source, Inc. (NYSE: CTOS) is a leading provider of specialized truck and heavy equipment solutions to the utility, telecommunications, rail and infrastructure markets in North America. The Company's solutions include rentals, sales, aftermarket parts, tools, accessories and service, equipment production, manufacturing, financing solutions, and asset disposal. With vast equipment breadth, the Company's team of experts service its customers across an integrated network of locations across North America. For more information, please visit customtruck.com.

INVESTOR CONTACT
Brian Perman, Vice President, Investor Relations
844.403.6138
investors@customtruck.com